UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009 (November 22, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 20, 2009, an agreement (the “Agreement”) was entered between Xfone, Inc. (the “Registrant”, “Company”) and Mr. David Sela and Blokshtil Ltd. (jointly and/or severally, “Blokshtil”) for the sale of the Company's holdings (69%) in its majority-owned Israel-based subsidiary, Xfone 018 Ltd. (the “Holdings”). The Agreement became effective on November 22, 2009, upon its approval by the Company's and Xfone 018's boards of directors.

Mr. David Sela and Blokshtil Ltd. have no affiliation with the Company.

Pursuant to the Agreement, the Registrant will sell the Holdings to Blokshtil for an aggregate purchase price of $6,900,000, payable in two installments (the “Transaction”).

The closing of the Transaction is subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel. Each party has the right to not complete the Transaction upon certain terms and conditions set forth in the Agreement. In such event, and under certain circumstances, the first installment shall become a loan to the Company.

The Agreement was signed in Hebrew, and is currently in the process of being translated to English. The Registrant intends to file a Current Report on Form 8-K containing the translation of the Agreement once available.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: November 23, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director